ORANGE AND ROCKLAND UTILITIES, INC.

                    MANAGEMENT LONG-TERM DISABILITY POLICY

Effective Date of Change:  1/1/96

SECTION 1 - POLICY SPECIFICATIONS

1.   Description of Eligible Classes

     Full-time management (non-union) employees following completion of one year of service.

2.   Amounts of Insurance

     a) 60% (benefit percentage) of basic monthly earnings not to exceed the maximum monthly benefit, less other income benefits, as described in
         Section IV.

     b) The maximum monthly benefit is $3,000 for benefits that commenced prior to January 1, 1996. Effective January 1, 1996, the maximum monthly benefit is $5,000.

3.   Maximum Benefit Period

     Disabled before age 62: To earlier of 65th birthday or according to schedule:

     Years of Service                        Duration of Benefits
      at Disablement                              (in Years)

      Less than 1                                    N/A
        1 - 2                                         1
        2 - 5                                         2
        5 - 10                                        5
       10 or more                                 to age 65

     Disabled at or after age 62:

       Age at                                Duration of Benefits
     Disablement                                  (in Years)

         62                                           3-1/2
         63                                           3
         64                                           2-1/2
         65                                           2
         66                                           1-3/4
         67                                           1-1/2
         68                                           1-1/4
         69                                           1

4.   Definition of Basic Monthly Earnings

     "Basic monthly earnings" means the insured's monthly rate of earnings from the employer in effect immediately prior to the date total disability begins. It does not include bonuses, overtime pay and other special compensation.

5.   Minimum Requirement for Active Employment:  30 hours per week.

6.   Elimination Period

     Later of 180 days or after expiration of employee's sick time.

7.   Waiting Period

     a) Active employees with one year or more of employment as of January 1, 1984: None.

     b)  All other employees:  Completion of one year of employment.

8. This policy shall cover all management employees of Orange and Rockland Utilities, Inc. and its subsidiaries, Rockland Electric Company, Pike County Power and Light, Clove Development, Inc. and Orange and Rockland Energy Development.

9.   Continuation of Employee Insurance During Absences

     Type of Absence                  Time Limit

     Temporary Layoff                 To the end of the policy
     or Leave of Absence              month following the policy
                                      month in which the layoff
                                      or leave of absence begins.




SECTION II - DEFINITIONS

For the purposes of this policy:

"Active employment" means the employee must be working:

     1. for the employer on a permanent full-time basis and paid regular earnings:

     2. at least the minimum number of hours shown in the policy specifications; and either

     3.  at the employer's usual place of business; or

     4. at a location to which the employer's business requires the employee to travel.

"Basic monthly earnings" - As defined in the policy specifications.





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"Certificate" means a written statement prepared by the Company including all riders and supplements, if any, setting forth a summary of:

     1.  the insurance benefits to which an employee is entitled;

     2.  to whom the benefits are payable; and

     3.  limitations or requirements that may apply.

"Complications of pregnancy" means pregnancy complicated by concurrent disease or abnormal conditions significantly affecting usual medical management.

"Disability benefits," when used with the term Retirement Plan, means money which would be payable under Section 5 of the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. or under the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc.

"Company" shall mean Orange and Rockland Utilities, Inc. and its subsidiaries as shown in Section 1.8.

"Eligibility date" means the date an employee becomes eligible for insurance under this policy. Classes eligible are shown in the policy specifications.

"Elimination period" means a period of consecutive days of total disability for which no benefit is payable. The elimination period is shown in the policy specifications and begins on the first day of total disability.

     NOTE: IF TOTAL DISABILITY STOPS DURING THE ELIMINATION PERIOD FOR ANY 14 (OR LESS) DAYS THAN THE TOTAL DISABILITY WILL BE TREATED AS CONTINUOUS. BUT DAYS THAT THE INSURED IS NOT TOTALLY DISABLED WILL NOT COUNT TOWARD THE ELIMINATION PERIOD.

"Employee" means a person in active employment with the employer.

"Evidence of insurability" means a statement or proof of an employee's medical history upon which acceptance for insurance will be determined by the Company.

"Grace period" is the 31 days following a premium due date during which premium payment may be made.

"Injury" means bodily injury resulting directly from an accident and independently of all other causes. The injury must occur and total disability must begin while the employee is insured under this policy.

"Insured" means an employee insured under this policy.

Male pronoun whenever used includes the female.

"Monthly benefits" means the amount payable by the Company to the disabled insured.





"Physician" means a person who is:

     1.  operating within the scope of his license; and either

     2. licensed to practice medicine and prescribe and administer drugs or to perform surgery; or

     3. legally qualified as a medical practitioner and required to be recognized, under this policy for insurance purposes, according to the insurance statutes or the insurance regulations of the governing jurisdiction.

     It will not include an employee or his spouse, daughter, son, father, mother, sister or brother.

"Policy specifications" is the document showing the eligible classes, the amounts of insurance and other relevant information pertaining to the plan of insurance applied for by the policyholder. This document, designated
Section 1, is attached to and is part of this policy.

"Retirement benefits," when used with the term Retirement Plan, means money which is payable as a normal, early or disability retirement under the terms of the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. or the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. as defined in those plans.

"Retirement Plan" shall mean both the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. or the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. as amended from time to time.

"Sickness" means illness or disease. It will include pregnancy unless excluded in the General Exclusions section of this policy. The total disability must begin while the employee is insured under this policy.

"Total disability" and "totally disabled" mean that because of injury or sickness:

     1. the insured cannot perform each of the material duties of his regular occupation; and

     2. after benefits have been paid for 24 months, the insured cannot perform each of the material duties of any gainful occupation for which he is reasonably fitted by training, education or experience.

"Waiting period," as shown in the policy specifications, means the continuous length of time an employee must serve in an eligible class to reach his eligibility date.







SECTION III - EFFECTIVE DATES OF INSURANCE

1. Insurance will be effective at 12:01 a.m. on the employee's eligibility date, but only if the employee's written application for insurance is:

     a)  made with the Company through his supervisor; and

     b)  on a form satisfactory to the Company.



SECTION IV - BENEFITS

TOTAL DISABILITY

When the Company receives proof that an insured is totally disabled due to sickness or injury and requires the regular attendance of a physician, the Company will pay the insured a monthly benefit after the end of the elimination period. The benefit will be paid for the period of total disability if the insured give to the Company proof of continued:

1.   total disability; and

2.   regular attendance of a physician

The proof must be given upon request and at the insured's expense.

The monthly benefit will not:

1.   exceed the insured's amount of insurance; nor

2.   be paid for longer than the maximum benefit period.

The amount of insurance and the maximum benefit period are shown in the policy specifications.


MONTHLY BENEFIT

To figure the amount of monthly benefit:

1. Multiply the insured's basic monthly earnings by the benefit percentage shown in the policy specifications.

2.   Take the lesser of the amount:

     a)  determined in step (1) above; or

     b)  of the maximum monthly benefit shown in the policy specifications;
     and

     c)  deduct other income benefits, shown below, from this amount.



OTHER INCOME BENEFITS

Other income benefits means those benefits shown below.

1.   The amount for which the insured is eligible under:

     a)  Workers' or Workmens' Compensation Law;

     b)  Occupational disease law; or

     c)  any other act of law of like intent.

2. The amount of any disability income benefits for which the insured is eligible under any compulsory benefit act or law.

3. The amount of any disability income benefits for which the insured is eligible under:

     a)  any other group insurance plan of the employer;

     b) any governmental retirement systems as a result of his job with the employer.

4.   Benefits Cease at Voluntary Retirement

     The amount of benefits the insured receives under the Retirement Plan as follows:

     a)  any disability benefits;

     b) any retirement benefits received because the retirement plan compels their receipt, not because the insured voluntarily elects them. (The monthly benefit ceases when the insured voluntarily elects retirement benefits.)

5.   Primary/Family

     The amount of disability or retirement benefits under the United States Social Security Act, or any similar plan or act, as follows:

     a)  disability or unreduced retirement benefits for which:

         i.  the insured is eligible; and

        ii. his spouse, child or children are eligible because of his disability; or

       iii. his spouse, child or children are eligible because of his eligibility for unreduced retirement benefits; or

     b)  reduced retirement benefits received by:

         i.  the insured; and

        ii. his spouse, child or children because of his receipt of the reduced retirement benefits.

     These other income benefits, except retirement benefits, must be payable as a result of the same total disability for which this policy pays a benefit.

     Benefits under item 5.a above will be estimated if such benefits:

     1.  have not been awarded; and

     2.  have not been denied; or

     3.  have been denied and the denial is being appealed.

     The monthly benefit will be reduced by the estimated amount. But these benefits will not be estimated provided that the insured:

     1.  applies for benefits under item 5.a; and

     2.  requests and signs the Company's Agreement Concerning Benefits.

     This agreement states that the insured promises to repay the Company any overpayment caused by an award received under 5.a.

     If benefits have been estimated, the monthly benefit will be adjusted when the Company receives proof:

     1.  of the amount awarded; or

     2.  that benefits have been denied and the denial is not being appealed.

     In the case of 2, above, a lump sum refund of the estimated amounts will be made.

     "Law," "plan," or "act" means the initial enactment and all amendments.

6.   Benefits payable under the Executive Group Long-Term Disability Plan:

     The amount an insured is eligible to receive from the Executive Group Long-Term Disability Plan. This paragraph may result in no benefits being paid pursuant to this policy.

COST OF LIVING FREEZE

After the first deduction for each of the other income benefits, the monthly benefit will not be further reduced due to any cost of living increases payable under these other income benefits.

LUMP SUM PAYMENTS

Other income benefits which are paid in a lump sum will be prorated on a monthly basis over the time period for which the sum is given. If no time period is stated, the sum will be prorated on a monthly basis over the insured's expected lifetime as determined by the Company.



TERMINATION OF THE MONTHLY BENEFIT

The monthly benefit will cease on the earliest of:

1.   the date the insured ceases to be totally disabled;

2.   the date the insured dies;

3.   the end of the maximum benefit period;

4. the date the insured receives retirement benefits under the Retirement Plan due to his voluntary election to receive such benefits, unless:

     a) the periodic payment is less than 2.6% of the insured's gross monthly benefit; or

     b) the lump sum payment is less than three times the insured's gross monthly benefit.

     "Gross monthly benefit" means the insured's benefit amount before any reduction for other income benefits.

RECURRENT DISABILITY

"Recurrent disability" means a disability which is related to or due to the same cause(s) of a prior disability for which a monthly benefit was payable.

A recurrent disability will be treated as part of the prior total disability if, after receiving total disability benefits under this policy, an insured:

1. returns to his regular occupation on a full-time basis for less than six months; and

2.   performs all the material duties of his occupation.

Benefit payments will be subject to the terms of this policy for the prior total disability.

If an insured returns to his regular occupation on a full-time basis for six months or more, a recurrent disability will be treated as a new period of total disability. The insured must complete another elimination period.

If an insured becomes eligible for coverage under any other group long-term disability policy, this recurrent disability section will cease to apply to that insured.

REHABILITATIVE EMPLOYMENT/ALTERNATE WORK PROGRAM

"Rehabilitative employment" means work in any gainful occupation, other than an insured's regular occupation, for which he is reasonably fitted by training, education, or experience.

Compensation received while performing duties on a Company sponsored Alternate Work Program will go towards reducing an employee's benefit under this policy.



GENERAL EXCLUSIONS

This policy does not cover any total disability due to:

1.   war, declared or undeclared, or any act of war;

2.   intentionally self-inflicted injuries;

3.   active participation in a riot.

PRE-EXISTING CONDITION EXCLUSION

This policy will not cover any total disability;

1.   caused by, contributed to by, or resulting from a pre-existing condition;
     and

2.   which begins in the first 12 months after the insured's effective date.

A "pre-existing condition" means a sickness or injury for which the insured had received medical treatment, consultation, care or services including diagnostic measures, or had taken prescribed drugs or medicines in the three months prior to the insured's effective date.

MENTAL ILLNESS LIMITATION

Benefits for total disability due to mental illness will not exceed 24 months of monthly benefit payments unless the insured meets one of these situations:

1. The insured is in a hospital or institution at the end of the 24 month period. The monthly benefit will be paid during the confinement.

     If the insured is still totally disabled when he is discharged, the monthly benefit will be paid for a recovery period of up to 90 days.

     If the insured becomes reconfined during the recovery period for at least 14 days in a row, benefits will be paid for the confinement and another recovery period up to 90 more days.

2.   The insured continues to be totally disabled and becomes confined:

     a)  after the 24 month period; and

     b)  for at least 14 days in a row.

TIME OF PAYMENT OF CLAIMS

When the Company receives proof of claim, benefits payable under this policy will be paid monthly during any period for which the Company is liable.






PAYMENT OF CLAIMS

All benefits are payable to the employee. But if a benefit is payable to an employee's estate, an employee who is a minor, or an employee who is not competent, the Company has the right to pay up to $1,000 to any of the employee's relatives whom the Company considers entitled. If the Company pays benefits in good faith to a relative, the Company will not have to pay such benefits again.

WORKERS' OR WORKMENS'S COMPENSATION

This policy is not in lieu of, and does not affect, any requirement for coverage by workers' or workmen's compensation insurance.






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